UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

JBT Corporation (the “Company”) today announced that its Board of Directors has elected Thomas W. Giacomini as Chairman. Mr. Giacomini, the President and Chief Executive Officer of the Corporation, replaces Charles H. Cannon, Jr., who retired as Executive Chairman on May 13, 2014.

The Board also confirmed the executive management team reporting to Mr. Giacomini, along with new corporate titles:

Brian A. Deck – Executive Vice President, Chief Financial Officer and Treasurer

David C. Burdakin – Executive Vice President and President, JBT AeroTech

James L. Marvin – Executive Vice President, General Counsel and Secretary

Mark K. Montague – Executive Vice President, Human Resources

Steve R. Smith – Executive Vice President and President, JBT FoodTech

On May 20, 2014, the Company issued a press release regarding this announcement. The press release is attached hereto as Exhibit 99.1.

This information is being furnished under Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by John Bean Technologies Corporation that the information is material or that investors should consider this information before deciding to buy or sell John Bean Technologies Corporation securities.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

99.1	Press release issued on May 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Rattigan
Dated: May 20, 2014		Name:	Megan J. Rattigan
		Title:	Controller and duly authorized officer